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                                     OFFICE LEASE
                                         FOR
                            CORNELL OAKS CORPORATE CENTER

This Lease is dated as of March 20, 1995, by and between HARTFORD UNDERWRITERS INSURANCE COMPANY, a Connecticut corporation, having an office at Hartford, Connecticut (Landlord), and NOVELLUS SYSTEMS INC., a California corporation, having an office at San Jose, California (Tenant).

                                I.  DEMISE OF PREMISES

Landlord hereby leases to Tenant and Tenant leases from Landlord the Premises located in the Building, together with the nonexclusive right to use, in common with Landlord and others, the following portions of the Building and Land: the entrance foyer and lobby; the corridors and lavatories on the floor on which the Premises are situated; the stairways, elevators, shipping and receiving areas; and exterior sidewalks and driveways.

                                II.  SUMMARY OF TERMS

As used in this Lease, the following terms shall have the following meanings:

A. PREMISES: That part of the Building outlined on the attached Plan showing the Premises, called Suite B-340, on the first floor of the Building, including all tenant improvements made by Landlord pursuant to the attached Work Letter.

B. BUILDING: The building on the Land, known as the Parkside Building B, having an address of 15350 North West Greenbrier Parkway, Beaverton, Oregon 97006, as shown on the attached Land and Building Plan.

C.   LAND:  The real property shown on the Land and Building Plan.

D. OFFICE PARK: If indicated on the Land and Building Plan, the office park, including land and buildings, of which the Land and Building are a part.

E. BUILDING MANAGER: Norris, Beggs & Simpson, 15455 North West Greenbrier Parkway, Suite 200, Beaverton, Oregon 97006, or such other person as Landlord may designate.



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                                         -2-

F.   COMMENCEMENT DATE:  The later of May 1, 1995 (the Expected Commencement
     Date), or that date on which the Premises are substantially completed pursuant to Section 1 of the Lease.

G. TERMINATION DATE: The last day of the 3rd Lease Year, unless extended as provided in this Lease.

H. LEASE YEAR: A 12 month period, the first of which shall commence on the Commencement Date if it is the first day of a month, otherwise, on the first day of the month next following the Commencement Date, and each subsequent Lease Year shall begin on successive anniversaries of the commencement of the first Lease Year.

I. TERM: A period commencing on the Commencement Date and expiring at midnight on the Termination Date, unless sooner terminated as provided in this Lease.

J.&K. BASE RENT & MONTHLY INSTALLMENTS OF BASE RENT:

                            Base Rent            Monthly Installments
          Lease Year        per Annum              of Base Rent
          -------------  ---------------     --------------------------
               1           $29,424.00               $2,452.00
               2            30,804.00                2,567.00
               3            32,184.00                2,682.00

L.   TENANT'S PROPORTIONATE SHARE: 2.44 percent.

M.   Intentionally omitted.

N.   Intentionally omitted.

O.   SECURITY DEPOSIT:  $2,681.70.

P.   LANDLORD'S MAILING ADDRESS:

     Hartford Plaza, Hartford, Connecticut 06115, Attention: Real Estate Department.

Q.   TENANT'S MAILING ADDRESS:

     Prior to Commencement Date: 18200 South East 24th Way, Carnas, Washington 98607.
     As of Commencement Date: 15350 North West Greenbrier Parkway, Suite B-350, Beaverton, Oregon 97006.

R. NORMAL BUSINESS HOURS: The hours from 8 a.m. to 6 p.m. Monday through Friday and 8 a.m. to 12 p.m. on Saturday, except recognized holidays.

S.   STATE:  The State of Oregon.

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                                         -3-

T. PARKING SPACES: Tenant shall be entitled to the nonexclusive use in common with Landlord and others of a maximum of 15 spaces in the parking area which is shown on the Land and Building Plan.

U. PARKING FEE: Initially $-0- per Parking Space per month. During the initial Term the Parking Fee shall not be changed except for such amounts as may be charged by a governmental authority as provided in Section 28(b).

V.   BROKER:  Norris, Beggs & Simpson.

W. PERMITTED USE (in addition to light industrial and general office purposes): None.

X. TENANT'S REPRESENTATIVES: Tenant's employees, agents, contractors, licensees and invitees.

                                  III.  ATTACHMENTS

The attachments listed below are incorporated in this Lease and are to be construed as part hereof:

     1.   General Terms, Covenants and Conditions

     2.   Plan showing the Premises

     3.   Land and Building Plan

     4.   Rules and Regulations

     5.   Expense Escalation

     6.   Work Letter

     7.   Plans and Specifications of Leasehold Improvements and Tenant Layout

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease or caused it to be executed.

LANDLORD:                TENANT:
HARTFORD UNDERWRITERS    NOVELLUS SYSTEMS INC.
INSURANCE COMPANY

By ---------------------------------    By ----------------------------------
   ---------------------------------       ----------------------------------
           [Print Name]                            [Print Name]

Its --------------------------------    Its ---------------------------------
             [Title]                                 [Title]

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                       GENERAL TERMS, COVENANTS AND CONDITIONS

1.   COMMENCEMENT OF TERM.
     (a) The Premises shall be deemed substantially completed upon the issuance of a certificate of substantial completion by Landlord's architect or a certificate of occupancy by the local building authority, notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed. If the substantial completion of the Premises by Landlord is delayed in any way by Tenant or Tenant's Representatives, the Premises shall be deemed substantially completed for purposes of this Section on the date when they would have been substantially completed but for such delay.
     (b) Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order, condition and repair when Tenant took possession, except for those matters (for which Landlord is responsible as provided in this Lease) of which Tenant gives Landlord notice within 10 days after taking possession. Landlord shall complete or repair such matters as soon as reasonably possible.
     (c) If Landlord is unable to deliver possession of the Premises to Tenant within 180 days after the Expected Commencement Date (the Outside Commencement
Date), then Tenant, as its sole remedy, may terminate this Lease by notice to Landlord given within 10 days after the Outside Commencement Date. The Outside Commencement Date shall be extended by the period of any delay described in
Section 1(a). Landlord shall not be liable to Tenant or any third party for its failure to deliver possession of the Premises to Tenant. If the Commencement Date does not occur within one year after the Expected Commencement Date, this Lease shall terminate and Landlord and Tenant shall have no further obligations to the other, except as may otherwise be provided in this Lease.
     (d) After the Commencement Date has been determined, Landlord and Tenant shall execute a supplemental agreement specifying the Commencement Date, Termination Date and such other information as Landlord shall reasonably require.

2.   RENT.
     Tenant shall pay Monthly Installments of Base Rent in advance on the first day of each month of the Term. Monthly Installments of Base Rent for any partial month (including any partial month prior to the first Lease Year) shall be prorated on a per diem basis. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease shall be deemed additional rent (together with Base Rent referred to as the Rent).
The Rent shall be paid in lawful money of the United States of America to the Building Manager or to such other person or at such other place as Landlord may from time to time designate, without any prior notice or demand therefor and without deduction or offset.

3.   LATE PAYMENTS.
     If any part of the Rent is not paid within 5 days after it is due, Tenant shall pay Landlord (a) an administrative fee of 5 percent of the amount due, and
(b) interest on the amount due from its due date until paid at the lesser of 12 percent per annum or the maximum rate which Landlord may lawfully charge Tenant.

4.   USE OF THE PREMISES.
     Tenant shall use the Premises only for general office purposes and the Permitted Use (if any) and all other uses or purposes are prohibited. Tenant shall not commit waste in the Premises and shall not store, dispose or generate any hazardous materials (except as is customary for an office use) or permit anything to be done in the Premises which causes injury to persons or to the Building, impairs the economic maintenance and operation of the Building, or interferes with or inconveniences other tenants or occupants of the Building.

5.   RULES AND REGULATIONS.
     Tenant shall comply with and cause Tenant's Representatives to comply with the attached Rules and Regulations and with such reasonable modifications and additions as Landlord may from time to time make. Landlord shall not be responsible for the violation of the Rules and Regulations of others.

6.   SERVICES.
     (a) Landlord shall furnish the following services (Normal Services): elevator service (if the Building is equipped with elevators) for use in common with the occupants of the Building; standard janitorial and cleaning services to the Premises and common areas of the Building; domestic water in reasonable quantities to the common areas (and the Premises, if required by this Lease); electricity for lighting the Premises and the operation of ordinary office equipment, but not in excess of that usually required for general office use during Normal Business Hours; and climate control to the Premises during Normal Business Hours as reasonably required for the comfortable use

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                                         -2-

of the Premises.
     (b) If any utilities or services are specially or exclusively supplied to Tenant or the Premises (Special Services), Tenant shall pay the cost of the Special Services to Landlord or the applicable utility company, as required.
     (c) To enable Landlord to fulfill its service obligations, Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord for the Building. Tenant shall not use utilities or other services in excess of Normal Services or in a manner which exceeds or interferes with any Building systems or Landlord's ability to provide services to other tenants in the Building. To avoid possible adverse effects upon the Building's electrical and mechanical systems, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect air conditioning equipment, computers, appliances, heavy duty equipment or other similar electrical equipment (High Usage Equipment) to the Building's electrical system. Landlord may survey Tenant's use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use or the connection of High Usage Equipment, including the cost of all repairs and alterations to the Building's mechanical and electrical systems (including the installation of meters) and the cost of the additional electricity made available to Tenant, if any. Tenant shall pay such costs within 10 days of Landlord's demand therefor and as periodically billed to Tenant thereafter.
     (d) Landlord does not warrant that the services supplied by Landlord will be free from interruption. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use or possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall, however, exercise reasonable diligence to restore any services so interrupted.

7.   REPAIRS AND MAINTENANCE.
     Tenant shall keep the Premises in good order and condition. Tenant shall give Landlord prompt notice of any damage to or defective condition in the Building. Except as provided in Sections 1, 6 and 8, Tenant shall be responsible for all repairs, replacements and alterations in and to the Premises. Landlord shall repair, replace and maintain those other portions of the Building which do not constitute a part of the Premises and are not leased to others (except as provided in Section 11). All repairs, replacements and maintenance shall be performed with reasonable promptness and in a good and workmanlike manner.

8.   ALTERATIONS.
     (a) Alterations to the Premises shall not be made without the prior consent of Landlord, which shall not be unreasonably withheld. Unless Landlord permits Tenant to make approved alterations (which permission may be withheld in Landlord's sole discretion), alterations shall be made by Landlord and Tenant shall pay Landlord the cost thereof plus 15 percent for Landlord's overhead and profit within 10 days of Landlord's demand. If Tenant is permitted to make alterations, the work shall be done in accordance with such requirements as Landlord may reasonably impose. Any review or approval by Landlord of plans or specifications with respect to any alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof. If required by Landlord, alterations shall be removed by Tenant upon the termination of the Term and Tenant shall at its expense repair any damage to the Premises or the Building caused by the removal.
     (b) Tenant shall indemnify and defend Landlord for, from and against any and all mechanics' and other liens and encumbrances filed by any person claiming through or under Tenant and against all costs, expenses, losses and liabilities (including reasonable attorneys' fees) incurred by Landlord in connection with any such lien or encumbrance or any action or proceeding brought thereon.
Tenant at its expense shall procure the discharge of record of all such liens and encumbrances within 20 days after notice thereof.

9.   INSURANCE.
     Tenant shall at its expense maintain property insurance on Tenant's property and above-standard leasehold improvements and comprehensive general liability insurance in such amounts as Tenant determines in its reasonable judgment. All such insurance shall be issued by insurers authorized to do business in the State, shall name Landlord as an additional insured or shall contain appropriate endorsements denying Tenant's insurers the right of subrogation against Landlord. Tenant shall, upon request, furnish Landlord with certificates evidencing such insurance coverages. If during the Term insurance premiums on any insurance policy carried by Landlord on the Building or the Premises are increased due to or resulting from Tenant's occupancy hereunder, Tenant shall pay to Landlord as additional rent the amount of the increase in insurance premiums within 10 days after Landlord's demand (accompanied by


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                                         -3-

reasonable evidence of the increase).

10.  INDEMNIFICATION.
     Tenant shall indemnify and defend Landlord for, from and against all claims, expenses, liabilities and losses (other than those for which liability is waived by express provision in this Lease), including reasonable attorneys' fees, resulting from any injury in or upon the Land or Building to property or persons due to any negligence of Tenant or Tenant's Representatives or resulting from Tenant's failure to comply with the Laws (as provided in Section
11). Landlord shall indemnify and defend Tenant for, from and against all claims, expenses, liabilities and losses (other than those for which liability is waived by express provision in this Lease), including reasonable attorneys' fees, resulting from any injury in or upon the Land or the Building to property or persons due to any negligence of Landlord, its agents, employees or contractors or resulting from Landlord's failure to comply with the Laws (as provided in Section 11). Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive any claims (except claims arising under Section 11) that either of them may have against the other for any damage or injury to property caused by the other's negligence, including the Premises and the Building, arising from a peril coverable by fire or extended coverage insurance, whether or not caused by the other, or its agents, employees or contractors. Neither party shall in any event (except as provided in Sections 13 and 23) be liable to the other for indirect or consequential damages for any breach of this Lease. The provisions of this Section shall survive the termination or expiration of this Lease.

11.  OBSERVANCE OF LAWS.
     Tenant shall at its expense comply with all laws, including the requirements and regulations of any governmental authority having jurisdiction (collectively, the Laws), including those which relate to: (a) the partitioning, equipment operation, alteration, occupancy and use of the Premises, (b) environmental matters (including the storage, disposal or generation of hazardous materials), (c) the making of any repairs, replacements or improvements to the Premises, and (d) any business conducted in the Premises. Except as provided in the preceding sentence, Landlord shall comply with all Laws which relate to the Building, provided nevertheless, that structural changes shall be the responsibility of Tenant if they are changes required by reason of a condition which has been created or caused by Tenant, or are required by reason of a default by Tenant.

12.  SURRENDER OF THE PREMISES.
     Tenant, on the Termination Date or earlier expiration of the Term, shall surrender the Premises in as good condition as when Tenant took possession, except for reasonable wear and tear. Any of Tenant's property (except money and securities) left on the Premises shall be deemed abandoned and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale or, if Landlord elects to remove all or any part of Tenant's property, the cost of such removal, including repairing any damage to the Premises or Building caused by the removal and the cost of storage and sale, shall be paid by Tenant within 10 days of Landlord's demand.

13.  HOLDING OVER.
     If Tenant retains possession of all or part of the Premises after the Termination Date, Tenant's occupancy shall be as a tenant at sufferance, terminable at any time by Landlord. Tenant shall pay Landlord rent for such time as Tenant remains in possession at the monthly rate of 150 percent of the Base Rent payable hereunder for the month immediately preceding the Termination Date plus all other Rent required by the terms of this Lease and, in addition thereto, shall pay Landlord for all damages (including consequential damages) sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of reentry or any other right hereunder.

14.  DAMAGE.
     (a) If the Building, Land or Premises are damaged by fire or other casualty and this Lease is not terminated as provided below, Landlord shall repair the damage at its expense (except for excess costs related to above-standard leasehold improvements in the Premises which shall be at Tenant's expense), with reasonable promptness after notice to it of the damage; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property or any alteration or improvements made by Tenant. If the Premises are damaged by fire or other casualty, then to the extent that the Premises are rendered untenantable, the Rent shall equitably abate from the date of the damage to the date the damage is repaired. If repairs are delayed in any way by Tenant

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                                         -4-

or Tenant's Representatives, the damage shall be deemed repaired for purposes of this Section on the date when they would have been repaired but for such delay.
     (b) If the Building, Land or Premises are substantially damaged by fire or other casualty, Landlord may terminate this Lease by notice to Tenant within 90 days after the date of the damage and this Lease shall terminate upon the 30th day after such notice by which date Tenant shall vacate and surrender the Premises to Landlord. The Rent shall be equitably prorated to the date of termination. The Building, Land or Premises (whether or not the Premises are damaged) shall be deemed substantially damaged if: (1) Landlord is required to expend for repairs more than 20 percent of the replacement value of the Building immediately prior to the damage, or (2) repair is not possible in accordance with Landlord's reasonable estimate within 180 days following the date of the damage.
     (c) If this Lease has not been terminated and Landlord does not substantially complete the repair or restoration of the Building, Land or Premises within 180 days after the date of the casualty, and if such failure has a material, adverse effect on Tenant's business in the Premises, Tenant may (provided such failure is not due to any fault of Tenant or Tenant's Representatives) terminate this Lease by notice to Landlord given within 10 days after the end of the 180-day period. Termination shall be effective 30 days after such notice is given unless Landlord shall substantially complete the repair or restoration within the 30-day period, in which case Tenant's notice of termination shall be deemed withdrawn. This Section is intended to provide the only remedies available to Tenant for damage caused by casualty and, therefore, to the extent permitted by Law, Tenant waives the provisions of any Laws which would provide alternative or additional remedies in the event of such damage.

15.  CONDEMNATION.
     (a) If the Building, Land or Premises are taken for more than 180 days by condemnation or under threat thereof for any public or quasi-public purpose, this Lease shall terminate as of the date Tenant is required to vacate the Premises by reason of the taking and the Rent shall be equitably prorated to such date. If any part of the Building or Land is so taken, this Lease shall be unaffected by such taking, except that (1) Landlord may terminate this Lease by notice to Tenant within 90 days after the date of taking if (A) the cost of restoration will exceed the award received as a result of the taking, (B) repair is not possible in accordance with Landlord's reasonable estimate within 180 days following the date of the taking, or (C) in Landlord's reasonable judgment, it will be unable to economically operate the Building in light of Landlord's agreements ad obligations regarding the Building, and (2) Tenant may terminate this Lease by notice to Landlord within 90 days after the date of taking if 20 percent or more of the Premises shall be taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue operation of its business. This Lease shall terminate on the 30th day after such notice by which date Tenant shall vacate and surrender the Premises to Landlord and the Rent shall be equitably prorated to such date. If this Lease continues in force upon a temporary taking (180 days or less) or a partial taking, the Base Rent, Tenant's Proportionate Share and other relevant items shall be equitably adjusted according to the rentable area of the Premises and Building remaining.
     (b) In the event of any taking, all of the proceeds of any award payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any award to Landlord. Tenant, however, shall have the right, to the extent that the same shall not reduce, delay or prejudice Landlord's award, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for moving expenses.

16.  ASSIGNMENT AND SUBLETTING.
     (a) Tenant shall not, either directly or indirectly (including transfers of interests in Tenant), assign or encumber this Lease or any interest therein or sublet the Premises or any part thereof without the prior consent of Landlord in each instance, which consent shall not be unreasonably withheld; provided, however, in no event may this Lease be assigned or the Premises sublet to any governmental authority or agency or to any tenant or occupant of the Building, nor may the rental rate of any sublease be less than the market rate for such space. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining Landlord's consent to any further assignment or subletting.
     (b) Tenant shall give Landlord notice of Tenant's intent to assign this Lease or sublet the Premises in whole or in part (including Tenant's estimate of the date the assignment or sublease will be effective (Estimated Date) and, in the case of a sublease, the area affected and the intended period of the sublease) and Landlord shall have the option, exercisable by delivery to Tenant of notice within 90 days after receipt of Tenant's notice, to terminate this Lease (in the case of a proposed assignment) or to terminate or suspend this Lease as to that portion of the Premises which Tenant seeks to sublet (if Landlord elects to suspend, the Lease with respect to the sublet area shall be

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                                         -5-

suspended only during the period specified by Tenant in its notice and the Rent shall be equitably reduced only for such period). If Landlord fails to give such notice, Landlord shall be deemed to have rejected its option to terminate or suspend and Tenant may proceed to attempt to assign or sublet, subject to the requirements of this Section 16, including Landlord's prior consent. If Landlord exercises its option to terminate or suspend, Landlord shall be entitled to recover possession of all or such portion of the Premises as is applicable and Tenant shall vacate the same on the later of the date which is 60 days after the giving of Landlord's notice of termination (or suspension) or the Estimated Date, the Rent shall be adjusted to the date of vacation and thereafter (or for the period of the suspension) Tenant shall be relieved of all liability for the vacated portion of the Premises. In the case of a suspension, Landlord shall redeliver possession of the suspended portion of the Premises to Tenant "as is" at the expiration thereof.
     (c) If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent: (1) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental or use of Tenant's property in excess of the then market value of Tenant's property), less the reasonable expenses actually paid by Tenant in connection with the assignment; and (2) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including any sums paid for the sale, rental or use of Tenant's property in excess of the then market value of Tenant's property) which are in excess of the Rent during the term of the sublease in respect of the subleased space, less the reasonable expenses actually paid by Tenant in connection with the subletting. The sums payable hereunder shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.
     (d) No assignment or subletting shall affect the continuing primary liability of Tenant (which, following an assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

17.  SUBORDINATION.
     This Lease and all rights of Tenant hereunder shall be, at the option and designation of Landlord, subordinate or superior to any lease of the Building or Land (an Underlying Lease) and to any mortgage or deed of trust (a Mortgage) which may now or hereafter affect the Building or Land. If Landlord designates this Lease as subordinate or superior to any Underlying Lease or Mortgage, this Section shall be self-operative and no further agreements of subordination or superiority shall be required but, in confirmation of such subordination or superiority, Tenant shall promptly execute, acknowledge and deliver any agreement that Landlord, the lessor under any Underlying Lease (Lessor) or the holder of any Mortgage (Mortgagee) or any of their respective assigns or successors in interest may reasonably request to evidence such subordination or superiority. If any Lessor or Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (a Successor Landlord), Tenant shall, upon request, attorn to and recognize the Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any agreement that the Successor Landlord may reasonably request to evidence such attornment. If a Lessor, Mortgagee or Successor Landlord requires that an agreement of subordination, superiority or attornment be executed by Tenant in accordance with this Section, Tenant's failure to do so within 15 days after Landlord's request shall be deemed an event of default under this Lease.

18.  ESTOPPEL CERTIFICATE.
     Tenant shall from time to time deliver to Landlord a statement in writing certifying the status of this Lease and any options contained herein, the performance hereunder of Landlord and Tenant and such other matters as Landlord shall reasonably request. Tenant's failure to do so within 15 days after Landlord's request shall be deemed an event of default under this Lease.

19.  TRANSFER OF LANDLORD'S INTEREST.
     The term "Landlord" as used in this Lease shall be limited to mean and include only the owners of Landlord's interest in this Lease at the time in question. Upon any transfer of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any obligations on the part of Landlord contained in this Lease.

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                                         -6-

20.  QUIET ENJOYMENT.
     Tenant, upon paying the Rent and performing all of the terms, covenants and conditions on its part to be performed, shall peaceably and quietly enjoy the Premises subject, nevertheless, to the terms of this Lease.

21.  RIGHTS RESERVED TO THE LANDLORD.
     Landlord reserves the right: (a) to name the Building and Office Park, to change the name or street address of the Building and Office Park, and to install and maintain all signs in the Office Park (including the exterior and interior of the Building); (b) on reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchasers or mortgagee of the Building or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last 12 months of the Term; (c) to enter the Premises to make necessary inspections, repairs and adjustments or otherwise to comply with the terms of this Lease; and (d) to relocate, alter, improve, reduce or add to the configuration of and the various facilities and improvements within the Building, the Land and the Office Park, provided that the change shall not materially restrict Tenant's access to or use of the Premises.

22.  DEFAULT.
     The following shall be deemed events of default under this Lease: (a) Tenant's failure to make any payment of Rent when it is due and payable (provided that Tenant shall be entitled to 10 days notice of nonpayment during which Tenant may cure the default, unless on 2 prior occasions within the same 12-month period there has been a default in the payment of Rent which has been cured after notice has been given by Landlord, in which case no such notice need be given for the remainder of the 12-month period and no such default in the payment of Rent shall be curable, except as may be required by applicable Laws),
(b) any matter defined as an event of default in this Lease, (c) Tenant's failure to cure a default in the performance of any other covenant or obligation of Tenant under this Lease within a period of 30 days after notice from Landlord specifying the default (or if the specified default is not capable of cure within the 30-day period, if Tenant fails immediately after notice from Landlord to commence to cure the default and diligently to pursue completion of the cure during and after the 30-day period), and (d) Tenant's failure to occupy substantially all of the Premises within 30 days after Landlord delivers the Premises to Tenant in the condition required by this Lease or Tenant's vacation of more than 50 percent of the Premises for more than 30 days except in accordance with an approved assignment or sublease.

23.  REMEDIES.

     (a) If any event of default occurs, Landlord may, without prejudice to Landlord's other rights hereunder and in addition to all other rights and remedies which Landlord may have under the Laws:
          (1) cure such default and any reasonable costs and expenses incurred by Landlord therefor shall be deemed additional rent payable on demand; or
          (2) with or without terminating this Lease, reenter the Premises and take possession thereof from Tenant by legal proceedings or otherwise.
If Landlord takes possession of the Premises and if the remedy provided in this Section 23(a)(2) is permitted under the Laws after termination of a lease, this Lease shall terminate, otherwise it shall remain in full force and effect. Thereafter Landlord may recover from Tenant: (A) the worth at the time of award of the unpaid Rent which had been earned at the time of such termination; (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in Subdivisions (A) and (B) is computed by allowing interest at the lesser of 12 percent per annum or the maximum rate which Landlord may lawfuuly charge Tenant. The worth at the time of award of the amount referred to in Subdivision (C) is computed by discounting such amount at the discount rate of the nearest Federal Reserve Bank at the time of award plus one percent. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not constitute a waiver of Landlord's right to recover damages under this or any other Section. Nothing in this Section shall affect Landlord's rights to indemnification under any of the other provisions of this Lease; or
          (3) continue this Lease in full force and effect for so long as Landlord does not exercise Landlord's right to terminate this Lease and Landlord may enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due. For purposes of this Section, the following acts by Landlord shall not constitute a termination of Tenant's right to possession of the Premises or a termination of the Lease: (A) acts of maintenance or preservation or effects to relet the Premises; or (B) the appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease.
     (b) Landlord shall use reasonable efforts to mitigate its damages in the event of Tenant's default. If Tenant has vacated the Premises, Landlord shall be deemed to have satisfied its obligation under this provision if it markets the Premises in the same manner as it markets other available space in the Building or the Office Park (if applicable). Landlord, however, shall not be required to prefer the Premises over such other available space.
     (c) Except as provided in Section 23(a)(2), no reentry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease, unless notice to such effect is given by Landlord to Tenant. If Landlord does reenter or take possession without terminating this Lease, Landlord may, at any time thereafter, terminate this Lease by giving notice to Tenant. All of the remedies given to Landlord in this Lease upon any event of default are in addition to all other rights or remedies to which Landlord may be entitled under the Laws, including, if available, the right to restrict Tenant's access to the Premises; all such remedies shall be deemed cumulative and the election of one shall not be deemed a waiver of any other or further rights or remedies. Unless otherwise expressly provided herein, Tenant's obligation to pay all the Rent due through the Termination Date shall survive any termination or expiration of this Lease.

24.  SECURITY DEPOSIT
     Tenant has deposited with Landlord the Security Deposit as security for the faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including payment of the Rent, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or to compensate Landlord for any other loss, cost or liability which Landlord may incur by reason of Tenant's default. If any portion of the Security Deposit is so applied, Tenant shall, within 10 days after notice thereof, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be deemed an event of default under this Lease. The Security Deposit or any balance thereof shall be returned to Tenant without interest (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Term and upon Tenant's vacation of the Premises in accordance with the terms of this Lease. If the Building is sold, the Security Deposit may be transferred to the new owner and Landlord shall be discharged from further liability with respect thereto.

25.  BANKRUPTCY.
     If Tenant files a voluntary petition pursuant to the Bankruptcy Code (including any successor code) or takes the benefit of any insolvency act or is dissolved, or if an involuntary petition is filed against Tenant pursuant to the Bankruptcy Code and the petition is not dismissed within 60 days after the filing, or if a receiver is appointed for Tenant's business or assets and the appointment of the receiver is not vacated within 60 days after the appointment, or if Tenant shall make an assignment for the benefit of creditors, then Landlord shall have all of the rights provided in Section 23 for nonpayment of the Rent to the extent permitted by the Laws.

26.  FORCE MAJEURE.
     Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by causes beyond its control, including labor disputes, civil commotion, hostilities, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, financing or services, and acts of God. Tenant shall similarly be excused for delay in performance of any obligation hereunder, provided that nothing contained in this Section shall be deemed to excuse or permit any delay in the payment of Rent or any delay in the cure of any default which may be cured by the payment of money.

27.  LIMITATION OF LIABILITY.
     If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform any of its obligations under this Lease, Tenant shall be limited for the satisfaction of the money judgment solely to Landlord's interest in the Building and Land and no other property or assets of Landlord or the individual partners, directors, officers, or shareholders of Landlord shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of the money judgment.

28.  PARKING.
     (a) Landlord hereby permits Tenant the right to use the Parking Spaces. Landlord, at its sole election, may designate the types and locations of the Parking Spaces and Landlord shall have the right, at Landlord's sole election, to change the types and locations from time to time; provided, however, such designation shall not reduce the number of Parking Spaces permitted Tenant by this Lease. If Landlord institutes an automobile identification procedure, Tenant shall cooperate with Landlord's reasonable requirements therefor.
     (b) Commencing on the Commencement Date, Tenant shall pay Landlord the Parking Fee, if any, as additional rent, payable monthly in advance with Monthly Installments of Base Rent. Thereafter, and throughout the Term, the Parking Fee may be changed from time to time based on Landlord's standard parking rates (plus any amounts assessed or required to be paid to any governmental authority on account of the parking of motor vehicles) for each type of parking space provided to Tenant.

29.  RELOCATION.
     Landlord may elect by notice to Tenant to substitute for the Premises other office space in the Building or the Office Park (the Substitute Premises) designated by Landlord and reasonably satisfactory to Tenant, provided that the Substitute Premises shall contain at least the same usable area as the Premises and have a configuration substantially similar to the Premises. Landlord shall, at Landlord's expense, be responsible for: (a) completion of all improvements to the Substitute Premises to Tenant's reasonable satisfaction, (b) moving all of Tenant's property, (c) prompt reimbursement of all Tenant's reasonable out-of-pocket expenses incurred by Tenant in connection with Tenant's move from the Premises to the Substitute Premises provided such costs are approved by Landlord in advance, which approval shall not be unreasonably withheld. Tenant shall vacate and surrender the Premises and shall occupy the Substitute Premises within 15 days after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to this Section. Tenant shall pay the same Rent with respect to the Substitute Premises as was payable with respect to the Premises, notwithstanding that the usable area of the Substitute Premises may be greater than that of the Premises. This Lease shall remain in full force and effect, and the Substitute Premises shall thereafter be deemed to be the Premises.

30.  BROKERAGE FEES.
     Tenant warrants and represents that it has not dealt with any other party (including a broker or other agent) in connection with this Lease except Broker. Tenant shall indemnify and defend Landlord for, from and against any claims, expenses, liabilities and losses (including reasonable attorneys' fees) resulting from any compensation , commissions or charges claimed by or owing to any other party in connection with this Lease by reason of any act of Tenant.

31.  NOTICES.
     All notices, demands, consents, approvals, elections or other communications permitted or required to be given hereunder (a notice or notices) shall be in writing and shall be deemed given on the date of actual receipt by the party to which it is directed, notwithstanding any further direction to the attention of any individual or department; provided that if notices are required by this lease to be sent to the attention of any individual or department, the notice shall be effective only if the envelope or wrapper in which it is sent is so addressed. Notices shall be addressed as follows: (a) if to Landlord, to the Landlord's Mailing Address and to the Building Manager, and (b) if to Tenant, to the Tenant's Mailing Address. Any address or name specified above may be changed by a notice given to the addressee by the other party in accordance with this Section. The inability to deliver a notice because of a changed address for which no prior notice was given or rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.

32.  MISCELLANEOUS.
     (a) This Lease shall be deemed to have been made in and shall be construed in accordance with the Laws of the State. This lease has been executed in several counterparts, all of which constitute one and the same instrument. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof. This Lease sets forth all the agreements and understandings between Landlord and Tenant and there are no agreements or understandings, either oral or written, between them other than as are herein set forth. No amendment or change to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both of them.
     (b) As used in this Lease, any list of one or more items preceded by the word "including" shall not be deemed limited to the stated items but shall be deemed without limitation.
     (c) If any provision of this Lease is or becomes illegal or unenforceable because of current or future Laws effective during the Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.
     (d) The failure of either party to exercise any remedy or election shall not be construed as a waiver for the future of such remedy or election, but the same shall remain in full force and effect. The receipt by Landlord of full or partial Rent with knowledge of a breach of this Lease shall not be deemed a waiver of such breach. No payment of a lesser amount than the Rent due Landlord shall be deemed to be other than on account of the Rent and Landlord may accept payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease, notwithstanding any endorsement or statement accompanying the payment to the contrary.
     (e) In any proceeding which Landlord or Tenant may prosecute to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party (as such parties are hereafter defined), including reasonable attorneys' fees. Prior to commencing any proceeding the parties shall each submit to the other a final offer of settlement. The failure of a party (as plaintiff) to submit a settlement offer shall be deemed a demand for all the relief requested in its complaint and the failure of a party (as defendant) to submit a responding settlement offer within 10 days after its receipt of a settlement offer shall be deemed a rejection of any relief for the benefit of the plaintiff. If the forum in which the proceeding is heard renders a judgment at least as favorable to a party as its settlement offer, such party shall be deemed the prevailing party for purposes of this Section.
     (f) If any proceeding is commenced between the parties to settle any dispute, neither Landlord nor Tenant shall permit its attorneys to engage in any dilatory conduct. At the conclusion thereof and regardless of the outcome, the attorneys appearing of record for both parties shall be required to submit themselves to the judge or other adjudicator for a review of their conduct during the proceeding. If any such attorney is found to have engaged in dilatory conduct, that attorney shall agree to perform up to 10 hours of community or pro bono service, as directed by the judge or adjudicator.
     (g) If Landlord commences any summary proceeding (or equivalent) or an action for nonpayment of Rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in the proceeding or action, provided that this prohibition shall not prevent Tenant from raising any appropriate defense in such proceeding or action and any such underlying claim shall be preserved for any subsequent action commenced by Tenant against Landlord.
Tenant and Landlord both waive a trial by jury of any or all issue arising in any action or proceeding between the parties under this Lease.
     (h) All the terms and provisions of this Lease shall be binding upon and, except as prohibited or limited by Section 16, inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
     (i) In no event shall this Lease be recorded. If Tenant records this Lease in violation of the terms hereof, such action shall be deemed an event of default.
     (j) Time shall be of the essence regarding the payment of Rent and, if Tenant is granted (by express provision of this Lease) any option to extend or shorten the Term or expand or reduce the size of the Premises, time shall be of the essence regarding the exercise by Tenant of any such options.
     (k) Tenant shall assume and pay to Landlord at the time of paying the rent any excise, sales, use, gross receipts or other taxes (other than a net income or excise profits tax) which may be imposed on or measured by such Rent or may be imposed on or account for this Lease (including utilities and other services specially or separately billed or supplied to Tenant) and which Landlord may be required to pay or collect under any Laws now in effect or hereafter enacted. Tenant shall also assume and pay all taxes on the value of Tenant's leasehold improvements in excess of Landlord's standard improvements.
     (l) If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

                                        [Map]

                                        [Map]

                                RULES AND REGULATIONS

     1. The sidewalks, entrances, passages, courts and stairways of the Building shall not be obstructed or used for any purpose other than ingress and egress to and from the tenant's premises.

     2. Nothing shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be used in connection with any exterior window or door of the tenant's premises, except as Landlord designates as Building standard.

     3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside, or inside if visible from the outside, of the tenant's premises or the Building without the prior consent of Landlord.

     4. The restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed. No tenant shall bring or keep any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the tenant's premises without Landlord's prior consent.

     5. No tenant shall mark, paint, nail, tape or drill into any part of the Building except the premises, and then only with the prior consent of Landlord. No tenant shall install any resilient tile or similar floor covering in the tenant's premises except in a manner approved by Landlord.

     6. No bicycles, vehicles or animals of any kind shall be brought into the tenant's premises (except as may be required by handicapped persons). No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord, except as is customary for general office purposes (such as the use of microwave ovens and coffee machines). No tenant shall cause any unusual or objectionable odors to emanate from the tenant's premises.

     7. No tenant shall create, or permit to be created, any nuisance, or interfere with other tenants or occupants of the Building or neighboring buildings or premises.

     8. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant shall, upon the termination of its tenancy, deliver to Landlord all keys of stores, offices and restrooms obtained by such tenant.

     9. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, impairs the reputation of the Building.

     10. If the tenant's premises become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

     11. No premises shall be used, or permitted to be used for lodging or sleeping, or for any illegal purpose.

     12. The requirements of tenants will be attended to only upon application at the office of the Building Manager. Building employees shall not be required to perform any work outside of their regular duties, unless under specific instructions from the office of Building Manager.

     13. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate in seeking their prevention.

     14. In the delivery or receipt of merchandise, freight or other matter, only hand trucks or other means of conveyance equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require shall be used.

     15. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to the Building Manager for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, electrical devices and attachments.

     16. Each tenant and all of Tenant's Representatives shall observe and comply with the driving and parking signs and markers on the Land and the Office Park and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

     17. No radio or television antenna, loudspeaker, music system or other device shall be installed on the roof or exterior walls of the Building or on common walls with adjacent tenants.

     18. No material shall be placed in the trash boxes or receptacles in the Building unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any Laws governing such disposal. All garbage and refuse disposal shall be made only through entryways provided for such purposes and at such times as Landlord shall designate.

     19. If the Building is equipped with elevators, at least one elevator shall remain in service at all times. Landlord may designate a specific elevator for use as a service elevator.

     20. Tenant shall pay to Landlord on demand the costs incurred by Landlord for extra or unusual cleaning required because of the condition or nature of the Premises.

     21. If Tenant requires climate control at any time after Normal Business Hours, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord's charges therefor on demand.

     22. No vending machines of any kind shall be installed in the tenant's premises, except by Landlord upon the tenant's request. Only Landlord may install vending machines in the Building and Landlord shall receive all of the revenue derived therefrom.

                                  EXPENSE ESCALATION

                                 EXPENSE CONTRIBUTION

ESCALATION. The Base Rent does not include any amount reflecting taxes on the Land, the Building and other improvements on the Land (collectively the Property) or the cost of operations and maintenance of the Property. In order that the Rent payable throughout the Term shall reflect any such taxes and cost, the parties agree as follows:

1.   DEFINITIONS

     (a) REAL ESTATE TAXES: (1) all general and special taxes, assessments, duties and levies, if any, payable (adjusted after protest or litigation, if any) for any part of the Term, exclusive of penalties or discounts, on the Property; (2) any service, user or license fees or taxes, or any taxes which shall be levied on the rentals of the Building in addition to or in lieu of any of the foregoing in whole or in part; and (3) the reasonable expenses of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

     (b) OPERATING EXPENSES: all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the management, repair, operation and maintenance of the Property, including: (1) utilities; (2) rent, casualty, liability and fidelity insurance; (3) cleaning, snow and ice removal, and security services; (4) landscaping; (5) alterations and improvements to the Property made by reason of the Laws or the requirements of insurance bodies; (6) management fees or, if an independent property manager is not employed by Landlord, a sum which is not in excess of the then prevailing rates for management fees of other comparable buildings in the area in which the Building is located; (7) capital improvements, replacements or additions to the Property made during the Term which Landlord reasonably projects will reduce Operating Expenses, but only to the extent of the projected reduction for each relevant calendar year; (8) reasonable administrative expenses; (9) expenses (including real estate taxes) attributable to the Property as part of an Office Park (if applicable); and (10) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles. Operating Expenses shall not include expenses for any capital repairs, replacements or improvements (except as provided above); depreciation; expenses (other than Operating Expenses) for which Landlord is reimbursed; brokerage commissions, advertising expenses and expenses of renovating space incurred in procuring new tenants; interest on and amortization of debts; and any cost or expense representing an amount paid to a related or affiliated person or entity which is in excess of the amount which would be paid in the absence of such relationship.

     (c) If during any calendar year the Building is not fully occupied or if any tenant of the Building (other than Tenant) furnishes to itself any services which would otherwise have been furnished by Landlord, Operating Expenses shall be adjusted to the expiration of each calendar year as if the Building were 95 percent occupied during the entire year and as if Landlord had furnished such services. "Fully occupied" shall be defined as occupancy of 95 percent or more of the rentable area of the Building.

2.   TOTAL EXPENSES.
     Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the sum of the Real Estate Taxes and the Operating Expenses for each calendar year during the Term (the sum is referred to as the Total Expenses). Tenant's Proportionate Share of the total Expenses shall be prorated as necessary for the first and last calendar years of the Term if the Commencement Date or Termination Date are other than the first or last day of the year, respectively.

3.   CURRENT PAYMENTS AND ADJUSTMENT.
     (a) In order to provide for current payments on account of Total Expenses Tenant shall pay as additional rent, together with Monthly Installments of Base Rent, an amount equal to Tenant's Proportionate Share of the Total Expenses due for the ensuing 12 months (as reasonably estimated by Landlord from time to time) in 12 equal monthly installments commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount.

     (b) On or before April 1 of each calendar year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (certified by an officer of Landlord) of Tenant's Proportionate Share of the Total Expenses for the preceding calendar year. If Tenant's Proportionate Share of the actual Total Expenses for the previous calendar year exceeds the aggregate of the estimated monthly payments made by Tenant for that year, Tenant shall within 10 days of receipt of the statement, pay Landlord such excess as additional rent. If the aggregate exceeds Tenant's Proportionate Share of the actual Total Expenses, then Landlord shall credit against Tenant's next ensuing monthly installment or installments of the Rent an amount equal to the difference until the credit is exhausted.

4.   TERMINATION.
     (a) Landlord may at any time after the end of the Term give Tenant notice of Landlord's reasonable estimate of Tenant's Proportionate Share of the Total Expenses for the calendar year in which the Term ends. Tenant shall within 30 days after receipt of such notice pay Landlord the amount specified. Adjustments shall thereafter be made in accordance with this Section.

     (b) If a credit is due from Landlord at the end of the Term or at the time of adjustment, Tenant shall be entitled to receive the amount of the credit in the form of payment from Landlord, provided that Landlord may, in lieu of such payment, apply the credit against any Rent which is due but not paid on that date. No interest or penalties shall accrue on any amounts which Landlord is obliged to credit or pay to Tenant by reason of this Rider.

5.   STATEMENTS.
     Each statement given by Landlord pursuant to this Rider shall be conclusive and binding upon Tenant unless within 60 days after receipt of the statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. Pending resolution of the dispute, Tenant shall pay additional rent in accordance with the statement but such payment shall be without prejudice to Tenant's position. If the dispute is determined in Tenant's favor, Landlord shall immediately credit Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with Landlord's statement. If resolution of the dispute indicates that Tenant underpaid, Tenant shall immediately pay Landlord the amount of such underpayment (no interest shall be due thereon, provided Tenant paid all additional rent due in accordance with this Rider). Landlord shall grant Tenant reasonable access to Landlord's books and records for the purpose of verifying the Total Expenses.

                                     WORK LETTER

     Landlord and Tenant agree as follows:

     1. (a) Landlord shall prepare the Premises (the Work) in accordance with the Plans (hereinafter defined). Landlord shall prepare a preliminary layout with Tenant's cooperation and for Tenant's approval. Tenant's failure to approve or disapprove the layout within 5 days of its receipt by Tenant shall be deemed as approval. Upon approval of the layout Landlord shall prepare working drawings adequate in detail to perform the Work (together with the preliminary layout, the drawings are referred to as the Plans). Tenant's failure to approve or disapprove the drawings within 5 days of their receipt by Tenant shall be deemed as approval. Tenant shall not unreasonably withhold its approval of the Plans or any part thereof. Any programming or interior design services or unreasonable or excessive revisions to the Plans required by Tenant shall be at Tenant's sole cost and expense and shall be considered a Tenant delay.

          (b) Except as set forth in this Work Letter, Landlord has no other agreement with Tenant and has no other obligation to do any other work with respect to the Premises.

     2. If Landlord further agrees to do, at Tenant's request and upon submission by Tenant (at Tenant's sole cost and expense) of all necessary drawings, plans and specifications, any other work in addition to the Work described in Section 1 hereof, such other work shall be done at Tenant's sole cost and expense as a Tenant's extra. Prior to commencing any such other work requests by Tenant, Landlord shall submit to Tenant written estimates of the cost of such other work. If Tenant shall fail to approve said estimates within 5 days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Tenant agrees to pay to Landlord promptly upon being billed therefor, at any time and from time to time, the cost of all such other work together with 15 percent of said cost for Landlord's profit and overhead.

     3. Landlord, at Landlord's discretion, may permit Tenant and Tenant's agents to enter the Premises prior to the Commencement Date in order that Tenant may do such other work as may be required by Tenant to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to the Commencement Date, such permission is conditioned upon Tenant and Tenant's Representatives working in harmony and not interfering with Landlord and its agents, contractors and employees in doing Landlord's work in the Premises or for other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon 24 hours notice to Tenant. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the provisions of the Lease except as to the covenant to pay Base Rent, and Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the commencement of the Term, the same being at Tenant's sole risk.

     4. (a) Landlord shall provide Tenant an allowance (the Allowance) which shall be applied to the cost of Work and Plans and which shall be an amount up to the product of (1) the usable square footage of the Premises (measured by Landlord in accordance with ANSI 765.1-1980 as published by BOMA International), multiplied by (2) the Square Foot Allowance, as defined in Section 4(b). If the cost of the Work and Plans exceeds the Allowance, Tenant shall pay such excess as additional rent within 20 days after demand therefor.

          (b)  the Square Foot Allowance shall be:  $8.00.

                                     Attachment 7

Plans and Specifications of Leasehold Improvements and Tenant Layout will be attached upon completion.